Exhibit 99.1

Contacts:	UInvestors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@AllianceData.com

UMedia
Annabelle Baxter
Alliance Data
214-494-3818
Annabelle.Baxter@alliancedata.com

Alliance Data Reports Second Quarter 2018 Results

•	Revenue Increases 5 Percent to $1.9 Billion
o	Pro Forma Revenue Increases 8 Percent to $2.0 Billion
•	EPS Increases 59 Percent to $3.93
•	Core EPS Increases 31 Percent to $5.01

Plano, TX, July 19, 2018 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced results for the quarter ended June 30, 2018.
Summary	Quarter Ended June 30,
(in millions, except per share amounts)	2018	2017	% Change
Revenue	$1,904	$1,822	+5%
Pro forma revenue	$1,970	$1,822	+8%
Net income	$218	$138	+58%
Net income per diluted share ("EPS")	$3.93	$2.47	+59%
Diluted shares outstanding	55.4	55.8
*******************************
Supplemental Non-GAAP Metrics (a):
Adjusted EBITDA	$563	$499	+13%
Adjusted EBITDA, net of funding costs ("adjusted EBITDA, net")	$471	$433	+9%
Core earnings per diluted share ("core EPS")	$5.01	$3.84	+31%

(a)	See "Financial Measures" for a discussion of non-GAAP financial measures.

Alliance Data Systems Corporation
July 19, 2018

Ed Heffernan, president and chief executive officer of Alliance Data, commented, "The second quarter marked the beginning of the long-awaited acceleration in our business. Specifically, both Card Services and LoyaltyOne® produced double-digit growth in both revenue and adjusted EBITDA. These results contributed to core EPS growth of 31 percent putting our first-half growth rate at 22 percent.
"At Card Services, we continue to see favorable trends across key metrics. Credit sales and receivables growth for active programs increased 11 percent and 18 percent, respectively, while our net principal loss rate improved sequentially from the first quarter and remains on track to drop below 6 percent in the second-half of 2018."
Heffernan continued: "Looking forward, we expect both Card Services and LoyaltyOne to continue to produce strong results during the second-half of 2018. Additionally, after a soft first-half, we expect Epsilon® to solidly contribute to revenue growth in the back-half of 2018.  Overall, we remain comfortably on track to deliver our full-year core EPS guidance of $22.50 to $23.00 per share, representing a 16 to 19 percent growth rate."
CONSOLIDATED RESULTS
Revenue increased 5 percent to $1.9 billion for the second quarter of 2018. Pro forma revenue − which adjusts for the change to net revenue presentation for AIR MILES® effective January 1, 2018 − increased 8 percent. EPS increased 59 percent to $3.93 for the second quarter of 2018, aided by a one-time tax benefit in the GAAP effective tax rate associated with foreign restructuring. Core EPS increased 31 percent to $5.01 for the second quarter of 2018 (one-time tax benefit excluded from core effective tax rate), while adjusted EBITDA, net increased 9 percent to $471 million for the second quarter of 2018.
SEGMENT RESULTS
	Quarter Ended June 30,
(in millions)	2018	2017	% Change
Revenue:
LoyaltyOne	$249	$280
ASC 606 adjustment (a)	66	-
LoyaltyOne pro forma revenue	315	280	+12%

Epsilon	514	544	-5%
Card Services	1,149	1,005	+14%
Corporate/other and eliminations	(8)	(7)
Total pro forma revenue	$1,970	$1,822	+8%

Adjusted EBITDA, net:
Loyalty One	$69	$57	+22%
Epsilon	107	107	-%
Card Services	336	305	+10%
Corporate/other	(41)	(36)
Total adjusted EBITDA, net	$471	$433	+9%

(a)	Represents classification of certain redemption revenue recorded net upon the adoption of ASC 606, Revenue from Contracts with Customers, January 1, 2018.

Alliance Data Systems Corporation
July 19, 2018

LoyaltyOne: Pro forma revenue increased 12 percent to $315 million and adjusted EBITDA increased 22 percent to $69 million for the second quarter of 2018. AIR MILES reward miles issued increased 2 percent for the second quarter of 2018 − improving from a 1 percent decline in the second quarter of 2017 − and is projected to grow for the remainder of 2018. In addition, the number of active programs at BrandLoyalty increased at a double-digit rate in the second quarter, supported by events including the FIFA World Cup.
Epsilon: Revenue decreased 5 percent to $514 million, while adjusted EBITDA was flat with the prior year at $107 million for the second quarter of 2018. The decline in revenue was largely attributable to lower margin agency and site-based display product offerings. Adjusted EBITDA margins widened 100 basis points to 21 percent for the second quarter of 2018, due to the favorable shift in revenue mix.
Card Services: Revenue increased 14 percent to $1.15 billion while adjusted EBITDA, net increased 10 percent to $336 million for the second quarter of 2018. Adjusted EBITDA, net was tempered by a $20 million allowance for loan loss build associated with double-digit growth in average card receivables.
2018 Current Guidance
•	Revenue of $8.2 billion, representing a 6 percent increase, 10 percent on a pro forma basis.
•	Core EPS of $22.50 to $23.00, representing a 16 to 19 percent increase over 2017.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  Examples of forward-looking statements include, but are not limited to, statements we make regarding our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.
We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.
Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Alliance Data Systems Corporation
July 19, 2018

Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs, core earnings and core earnings per diluted share (core EPS). Constant currency excludes the impact of fluctuations in foreign exchange rates. The Company calculates constant currency by converting our current period local currency financial results using the prior period exchange rates. The Company uses adjusted EBITDA and adjusted EBITDA, net as an integral part of internal reporting to measure the performance and operational strength of reportable segments and to evaluate the performance of senior management. Adjusted EBITDA eliminates the uneven effect across all reportable segments of non-cash depreciation of tangible assets and amortization of intangible assets, including certain intangible assets that were recognized in business combinations, and the non-cash effect of stock compensation expense. Similarly, core earnings and core EPS eliminate non-cash or non-operating items, including, but not limited to, stock compensation expense, amortization of purchased intangibles, amortization of debt issuance and hedging costs. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company's reported GAAP results, provide useful information to investors regarding the Company's performance and overall results of operations.
Reconciliation of Non-GAAP Financial Measures
Reconciliations to comparable GAAP financial measures are available in the accompanying schedules, which are posted as part of this earnings release in both the News and Investors sections on the Company's website (www.alliancedata.com). No reconciliation is provided with respect to forward-looking annual guidance for 2018 core EPS as the Company cannot reliably predict all necessary components or their impact to reconcile core EPS to GAAP EPS without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a material impact on the Company's future results.
The financial measures presented are consistent with the Company's historical financial reporting practices. Core earnings and core EPS represent performance measures and are not intended to represent liquidity measures. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in other various agreements or public filings.

Alliance Data Systems Corporation
July 19, 2018

Conference Call
Alliance Data will host a conference call on Thursday, July 19, 2018 at 8:30 a.m. (Eastern Time) to discuss the Company's second-quarter 2018 results. The conference call will be available via the Internet at www.alliancedata.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company's website.
If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter "82317379". The replay will be available at approximately 11:45 a.m. (Eastern Time) on Thursday, July 19, 2018.
About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.
Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Alliance Data Systems Corporation
July 19, 2018

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$1,903.9	$1,821.8	$3,788.1	$3,700.8
Operating expenses:
Cost of operations	1,049.7	1,056.8	2,096.7	2,143.5
Provision for loan loss	311.9	288.1	649.6	603.2
Depreciation and amortization	122.0	125.5	243.7	250.3
Total operating expenses	1,483.6	1,470.4	2,990.0	2,997.0
Operating income	420.3	351.4	798.1	703.8
Interest expense, net:
Securitization funding costs	55.2	36.6	107.3	71.8
Interest expense on deposits	36.8	28.6	72.3	54.6
Interest expense on long-term and other debt, net	73.7	72.3	145.3	136.3
Total interest expense, net	165.7	137.5	324.9	262.7
Income before income tax	$254.6	$213.9	$473.2	$441.1
Income tax expense	36.8	76.2	91.4	157.0
Net income	$217.8	$137.7	$381.8	$284.1

Per share data:

Weighted average shares outstanding – basic	55.2	55.6	55.3	56.0
Weighted average shares outstanding – diluted	55.4	55.8	55.5	56.3

Basic – Net income	$3.94	$2.48	$6.90	$5.07
Diluted – Net income	$3.93	$2.47	$6.87	$5.05

Alliance Data Systems Corporation
July 19, 2018

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	June 30, 2018	December 31, 2017

Assets
Cash and cash equivalents	$3,449.2	$4,190.0
Credit card and loan receivables:
Credit card and loan receivables	17,984.9	18,613.8
Allowance for loan loss	(1,189.0)	(1,119.3)
Credit card and loan receivables, net	16,795.9	17,494.5
Credit card and loan receivables held for sale	984.2	1,026.3
Redemption settlement assets, restricted	574.8	589.5
Intangible assets, net	667.8	800.6
Goodwill	3,857.8	3,880.1
Other assets	2,621.2	2,703.8
Total assets	$28,950.9	$30,684.8

Liabilities and Stockholders' Equity
Deferred revenue	$900.9	$966.9
Deposits	10,559.3	10,930.9
Non-recourse borrowings of consolidated securitization entities	7,773.2	8,807.3
Long-term and other debt	5,790.5	6,079.6
Other liabilities	1,807.7	2,044.8
Total liabilities	26,831.6	28,829.5
Stockholders' equity	2,119.3	1,855.3
Total liabilities and stockholders' equity	$28,950.9	$30,684.8

Alliance Data Systems Corporation
July 19, 2018

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Six Months Ended June 30,
	2018	2017 (1)

Cash Flows from Operating Activities:
Net income	$381.8	$284.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	243.7	250.3
Deferred income taxes	(82.0)	(61.0)
Provision for loan loss	649.6	603.2
Non-cash stock compensation	46.3	45.2
Amortization of deferred financing costs	25.5	21.2
Change in operating assets and liabilities	(87.1)	(191.1)
Originations of loan receivables held for sale	(4,743.4)	(3,923.1)
Sales of loan receivables held for sale	4,791.9	3,920.7
Other	95.5	73.1
Net cash provided by operating activities	1,321.8	1,022.6

Cash Flows from Investing Activities:
Change in redemption settlement assets	(39.7)	(181.7)
Change in credit card and loan receivables	(121.2)	(286.4)
Sale of credit card portfolio	55.6	—
Capital expenditures	(98.5)	(116.8)
Other	(32.4)	23.9
Net cash used in investing activities	(236.2)	(561.0)

Cash Flows from Financing Activities:
Borrowings under debt agreements	2,399.1	5,856.9
Repayments of borrowings	(2,678.5)	(5,103.8)
Net (decrease) increase in deposits	(373.2)	332.1
Non-recourse borrowings of consolidated securitization entities	1,475.0	1,465.0
Repayments/maturities of non-recourse borrowings of consolidated securitization entities	(2,510.0)	(1,860.0)
Purchase of treasury shares	(94.5)	(499.9)
Dividends paid	(63.3)	(58.0)
Other	(23.6)	(59.2)
Net cash (used in) provided by financing activities	(1,869.0)	73.1

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4.1)	3.8
Change in cash, cash equivalents and restricted cash	(787.5)	538.5
Cash, cash equivalents and restricted cash at beginning of period	4,314.7	1,968.5
Cash, cash equivalents and restricted cash at end of period	$3,527.2	$2,507.0

(1)
Adjusted to reflect the adoption of Accounting Standards Update ("ASU") 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash." The effect of the adoption of the standard was to include restricted cash and restricted cash equivalents at the beginning-of-period and end-of-period cash and cash equivalents totals.

Alliance Data Systems Corporation
July 19, 2018

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(In millions)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Segment Revenue:
LoyaltyOne	$248.6	$280.0	(11)%	$474.9	$613.0	(23)%
Epsilon	514.2	543.8	(5)	1,023.6	1,073.1	(5)
Card Services	1,148.5	1,005.0	14	2,303.7	2,028.2	14
Corporate/Other	0.2	—	nm*	0.3	—	nm*
Intersegment Eliminations	(7.6)	(7.0)	nm*	(14.4)	(13.5)	nm*
Total	$1,903.9	$1,821.8	5%	$3,788.1	$3,700.8	2%

Segment Adjusted EBITDA, net:
LoyaltyOne	$69.5	$56.7	22%	$123.4	$115.4	7%
Epsilon	106.9	106.8	—	198.5	191.8	3
Card Services	335.7	305.5	10	654.3	636.2	3
Corporate/Other	(41.0)	(35.6)	15	(67.7)	(70.5)	(4)
Total	$471.1	$433.4	9%	$908.5	$872.9	4%

Key Performance Indicators:
Credit card statements generated	74.6	71.4	5%	152.4	143.6	6%
Credit sales	$7,567.9	$7,515.4	1%	$14,373.5	$14,094.6	2%
Average receivables	$17,570.4	$15,739.9	12%	$17,646.4	$15,712.7	12%
AIR MILES reward miles issued	1,444.7	1,422.6	2%	2,671.0	2,658.6	—%
AIR MILES reward miles redeemed	1,068.1	1,076.5	(1)%	2,246.3	2,302.8	(2)%

* nm-not meaningful

Alliance Data Systems Corporation
July 19, 2018

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted EBITDA and Adjusted EBITDA, net:
Net income	$217.8	$137.7	$381.8	$284.1
Income tax expense	36.8	76.2	91.4	157.0
Total interest expense, net	165.7	137.5	324.9	262.7
Depreciation and other amortization	48.6	45.2	96.3	89.9
Amortization of purchased intangibles	73.4	80.3	147.4	160.4
Stock compensation expense	20.8	21.7	46.3	45.2
Adjusted EBITDA	$563.1	$498.6	$1,088.1	$999.3
Less: Funding costs (1)	92.0	65.2	179.6	126.4
Adjusted EBITDA, net of funding costs	$471.1	$433.4	$908.5	$872.9

Core Earnings:
Net income	$217.8	$137.7	$381.8	$284.1
Add back: non-cash/ non-operating items:
Stock compensation expense	20.8	21.7	46.3	45.2
Amortization of purchased intangibles	73.4	80.3	147.4	160.4
Non-cash interest (2)	14.1	14.0	25.5	24.3
Income tax effect (3)	(48.4)	(39.5)	(76.1)	(77.9)
Core earnings	$277.7	$214.2	$524.9	$436.1

Weighted average shares outstanding – diluted	55.4	55.8	55.5	56.3
Core earnings per share – diluted	$5.01	$3.84	$9.45	$7.75

(1)	Represents interest expense on deposits and securitization funding costs.
(2)	Represents amortization of debt issuance and hedging costs.
(3)	Represents the tax effect for the related non-GAAP measure adjustments using the expected effective tax rate.

Alliance Data Systems Corporation
July 19, 2018

	Three Months Ended June 30, 2018
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$45.6	$25.3	$399.3	$(49.9)	$420.3
Depreciation and amortization	21.5	73.3	25.3	1.9	122.0
Stock compensation expense	2.4	8.3	3.1	7.0	20.8
Adjusted EBITDA	69.5	106.9	427.7	(41.0)	563.1
Less: Funding costs	—	—	92.0	—	92.0
Adjusted EBITDA, net	$69.5	$106.9	$335.7	$(41.0)	$471.1

	Three Months Ended June 30, 2017
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$34.5	$20.0	$341.3	$(44.4)	$351.4
Depreciation and amortization	19.5	77.9	26.1	2.0	125.5
Stock compensation expense	2.7	8.9	3.3	6.8	21.7
Adjusted EBITDA	56.7	106.8	370.7	(35.6)	498.6
Less: Funding costs	—	—	65.2	—	65.2
Adjusted EBITDA, net	$56.7	$106.8	$305.5	$(35.6)	$433.4

	Six Months Ended June 30, 2018
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$74.0	$32.6	$776.2	$(84.7)	$798.1
Depreciation and amortization	43.5	146.3	50.1	3.8	243.7
Stock compensation expense	5.9	19.6	7.6	13.2	46.3
Adjusted EBITDA	123.4	198.5	833.9	(67.7)	1,088.1
Less: Funding costs	—	—	179.6	—	179.6
Adjusted EBITDA, net	$123.4	$198.5	$654.3	$(67.7)	$908.5

	Six Months Ended June 30, 2017
	LoyaltyOne	Epsilon	Card Services	Corporate/ Other	Total
Operating income (loss)	$72.0	$18.4	$704.3	$(90.9)	$703.8
Depreciation and amortization	38.6	155.8	51.9	4.0	250.3
Stock compensation expense	4.8	17.6	6.4	16.4	45.2
Adjusted EBITDA	115.4	191.8	762.6	(70.5)	999.3
Less: Funding costs	—	—	126.4	—	126.4
Adjusted EBITDA, net	$115.4	$191.8	$636.2	$(70.5)	$872.9